IN THE UNITED STATES BANKRUPTCY COURT
          FOR THE WESTERN DISTRICT OF PENNSYLVANIA



IN RE:


PETROL REM, INC.
Bankruptcy No. 03-23238-MBM



               Debtor(s)           Chapter 11



                       ORDER OF COURT



     AND NOW, this 8th day of July, 2004;


     IT IS HEREBY ORDERED that the Plan or Reorganization

dated March 12, 2004 is confirmed.














                                        M. BRUCE MCCULLOUGH
                                         U.S Bankruptcy
Judge


     cm:  Steven Shreve, Esp.
          Office of the U.S. Trustee